Exhibit 10.1

EXECUTION VERSION

THIRD LIMITED WAIVER

TO AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD LIMITED WAIVER, dated as of May 13, 2005 (the “Waiver”), to that certain Amended and Restated Credit Agreement, dated as of September 3, 2003, is made among MQ ASSOCIATES, INC., a Delaware corporation (“Holdings”), MEDQUEST, INC., a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement defined below) identified on the signature pages hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.            Holdings, the Borrower, the Lenders, Chase Lincoln First Commercial Corporation, as Syndication Agent, Wachovia and General Electric Capital Corporation, as Co-Documentation Agents, and Wachovia as Administrative Agent, are parties to an Amended and Restated Credit Agreement, dated as of September 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein.  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.            Pursuant to that certain Limited Waiver and Agreement, dated as of February 14, 2005 (the “First Waiver”), among the parties hereto, the Required Lenders (i) temporarily waived the Specified Defaults (as defined in the First Waiver), (ii) permanently waived the Section 6.2(c) Default (as defined in the First Waiver) and (iii) extended the deadline for delivery of the 2005 Projections (as defined in the First Waiver).

C.            Pursuant to that certain Second Limited Waiver and Second Amendment, dated as of March 30, 2005 (the “Second Waiver”), among the parties hereto, the Required Lenders (i) temporarily waived the Second Waiver Specified Defaults (as defined in the Second Waiver), and (ii) extended the deadline for delivery of the 2005 Projections (as defined in the First Waiver), which projections were delivered on May 11, 2005.

D.            Holdings and the Borrower have advised the Administrative Agent and the Lenders that the Second Waiver Specified Defaults are, or may be, continuing.

E.             Holdings and the Borrower have requested that the Administrative Agent and the Lenders agree to temporarily waive the Third Waiver Specified Defaults (as defined below) until June 30, 2005, subject to the terms and conditions of this Waiver.

F.             The Administrative Agent and the Lenders party to this Waiver are agreeable to the request of Holdings and the Borrower under the circumstances referred to below and on the terms and conditions set forth below.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                             Waivers.  In reliance upon the representations, warranties and agreements made by Holdings and the Borrower in this Waiver, each of the Lenders and the Administrative Agent hereby temporarily (i) waives (I) the Second Waiver Specified Defaults and (II) one of more Defaults and/or Events of Default that may have occurred and may be continuing, or that may occur, with respect to (y) the covenant to deliver a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of the fiscal quarter ended March 31, 2005, and the related unaudited consolidated statements of income and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, within 45 days after the end of such fiscal quarter, as required by Section 6.1(b) of the Credit Agreement, and/or (z) the failure to give notice of any such Default and/or Event of Default listed in clause (y) or any representation or warranty made or deemed made by Holdings and the Borrower that no such Default or Event of Default has occurred ((I) and (II), collectively, the “Third Waiver Specified Defaults”) and (ii) agrees that, for the purposes of Section 5(c) hereof and, solely in connection with any borrowing of Revolving Loans or Swingline Loans or issuance of Letters of Credit as permitted under clause (2) below, for purposes of Section 5.2(a) of the Credit Agreement, any effect that the Accounting Matter (as defined to in the First Waiver) has had or may have on any financial statements or other information of Holdings, the Borrower and their Subsidiaries previously delivered to the Administrative Agent and the Lenders or any related representations and warranties made or deemed made by any Loan Party in or pursuant to the Loan Documents shall be disregarded; provided that (1) the foregoing waivers and agreements are effective only until, and shall expire automatically (without any further action by or notice to or from the Administrative Agent or any Lender) upon, the earliest to occur of (A) June 30, 2005, (B) delivery by the Borrower to the Administrative Agent and the Lenders of audited financial statements for the year ending December 31, 2004 as required by Section 6.1(a) of the Credit Agreement together with the certificates and other information as required by Sections 6.2(a) and 6.2(b) of the Credit Agreement, (C) the occurrence of any Default or Event of Default (including, without limitation, the failure of the Borrower to comply with Section 6 hereof) other than the Third Waiver Specified Defaults and (D) the requisite holders (or trustee, as may be applicable) under any indenture, agreement or instrument evidencing Indebtedness for borrowed money in an outstanding principal amount greater than $2,000,000 take any action (including, without limitation, the enforcement of performance of the terms of such indenture, agreement or instrument) with respect to any event of default that may have occurred or may occur under such indenture, agreement or instrument (the “Waiver Period”), and (2) as a continuing condition to the effectiveness of such waiver and agreement, the

Borrower agrees that the aggregate amount of all borrowings of Revolving Loans and/or Swingline Loans (excluding any Revolving Loans to the extent the proceeds thereof are used to refund outstanding Swingline Loans) made, together with the aggregate amount of all Letters of Credit issued, during the period from the Effective Date (as defined below) until the expiration of the Waiver Period, will not exceed the aggregate amount at any time outstanding of the Revolving Loans and/or Swingline Loans outstanding, together with the aggregate amount of all Letters of Credit issued, on March 23, 2005 plus $5,000,000; provided, further, that the limited duration of this Waiver shall not be taken into consideration when determining whether, at any time during the Waiver Period, a Default has occurred under the Credit Agreement.

2.                             Excess Cash.  If as of the close of any Business Day during the Waiver Period, the aggregate cash on-hand of the Borrower and all other Group Members exceeds $8.5 million, the Borrower shall promptly pay to the Administrative Agent in reduction of outstanding Revolving Loans all such amounts in excess of $8.5 million; provided, however, that such repayments shall not permanently reduce the Revolving Commitment or the aggregate amount of Revolving Loans and/or Swingline Loans, together with the aggregate amount of all Letters of Credit issued, permitted to be outstanding pursuant to the terms of Section 2(a) of this Waiver; provided, further, that the Administrative Agent and the Borrower shall use commercially reasonable efforts to minimize any loss or expense payable by the Borrower under Section 2.20 of the Credit Agreement as a result of the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto (it being understood and agreed that such efforts may include the deposit by the Borrower of amounts required to be repaid pursuant to this Section 3 into a segregated account as determined by the Administrative Agent, and applied to repay Eurodollar Loans as and when the applicable Interest Periods expire).

3.                             Limitations.  Notwithstanding anything in the Credit Agreement to the contrary, during the Waiver Period, the Borrower:

(a)           shall not, with respect to any Eurodollar Loan, permit the Interest Period to end beyond one month after the borrowing or conversion date thereof;

(b)           shall not permit to be extended any Incremental Term Loans;

(c)           agrees that clauses (x) and (y) of the first proviso to Section 2.11(d) of the Credit Agreement shall not apply;

(d)           shall not permit any Restricted Payment to be made other than (i) dividends to Holdings to permit Holdings to pay corporate overhead expenses incurred in the ordinary course of business not to exceed $25,000 in the aggregate and pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group and (ii) Restricted Payments otherwise permitted under Sections 7.6(a) and (d) of the Credit Agreement; and

(e)           shall not permit to be made any Investments of the type permitted under Section 7.7(g) of the Credit Agreement other than such Investments listed on Schedule 4(e) hereto (which Investments shall be permitted under Section 7.7(g) regardless of whether they comply with the requirements set forth in clauses (iii) and (viii) of such Section 7.7(g)).

4.                             Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Waiver, each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof that:

(a)           this Waiver has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(b)           after giving effect to this Waiver, no Default or Event or Default has occurred and is continuing;

(c)           after giving effect to this Waiver, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(d)           at all times Indebtedness incurred pursuant to the Credit Agreement constituted, and continues to constitute, indebtedness not prohibited to be incurred pursuant to Section 3.3 of the Senior Subordinated Note Indenture.

5.                             Conditions of Effectiveness.  This Waiver shall become effective as of the date (the “Effective Date”) that (i) the Administrative Agent shall have received executed counterparts hereof from each of Holdings, the Borrower and the Required Lenders and an acknowledgment and consent hereto from each of the Subsidiary Guarantors in form and substance reasonably satisfactory to the Administrative Agent, and (ii) the Borrower shall have paid all fees and expenses due and owing to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent, and FTI Consulting, financial advisors to the Administrative Agent.

6.                             Post Effective Date Delivery.  On or before May 31, 2005 (or such later date as the Administrative Agent may determine in its sole discretion), consistent with the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement, the Borrower shall furnish to the Administrative Agent and the Lenders statements and schedules (and such other reports in connection therewith) identifying and describing the assets and property of the Borrower and each other Grantor to the extent such statements and schedules (and such other reports in connection therewith) would reflect any changes from the  statements, schedules and reports previously delivered to the Administrative Agent and the Lenders.

7.                             Additional Covenants.  The Borrower (a) shall not classify any item of Indebtedness other than Indebtedness incurred pursuant to the Credit Agreement (to the extent applicable) in the nature of Indebtedness incurred pursuant to Section 3.3(b) of the Senior Subordinated Note Indenture if such classification or reclassification would render the Indebtedness incurred under the Credit Agreement prohibited pursuant to Section 3.3 of the Senior Subordinated Note Indenture and (b) shall be deemed to have classified or reclassified, as the case may be, such amount of Indebtedness incurred under the Credit Agreement required in order to comply with, or continue to comply with, Section 3.3 of such indenture.

8.                             Effect of Waiver.  Each of Holdings and the Borrower understands that the waivers set forth in Section 2 hereof is temporary in effect and that upon the expiration of the Waiver Period, without any further action by or notice to or from the Administrative Agent or any Lender, the Administrative Agent and the Lenders shall have all of the rights and remedies provided to them under the Credit Agreement, the other Loan Documents, applicable law or otherwise as though no waivers had been granted hereunder.  Except as expressly set forth herein, this Waiver shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower, Holdings or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower, Holdings or any other Loan Party, or constitute an express or implied agreement by the Administrative Agent or the Lenders,  to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Waiver shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

9.                             Releases.  For purposes of this Section, the following terms shall have the following definitions:

“Related Parties” shall mean,  with respect to any released party, such party’s parents, subsidiaries, affiliates, successors, assigns, predecessors, officers, directors, employees, agents, representatives, attorneys, accountants and shareholders, if any.

“Claims” shall mean  any and all claims, losses, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs, expenses,

damages, injuries, suits, actions, causes of action, including without limitation, any and all rights of setoff, recoupment or counterclaim of any kind or nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, contingent or fixed.

Excluding only the continuing obligations of the Lenders and the Administrative Agent from and after the Effective Date under the express terms of the Credit Agreement, the Loan Documents and this Waiver, Holdings, the Borrower and each Guarantor hereby release, acquit and forever discharge the Lenders and the Agents, and each of them, and their respective Related Parties, of and from any and all Claims arising out of, related or in any way connected with any action or failure to act, prior to the Effective Date, in response to or otherwise in connection with the events or circumstances arising under or otherwise related to the Credit Agreement, the Loan Documents or any Defaults occurring under the Credit Agreement or the Loan Documents.

10.                           Governing Law.  THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.                           Severability.  Any provision of this Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.                           Successors and Assigns.  This Waiver shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

13.                           Construction.  The headings of the various sections and subsections of this Waiver have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

14.                           Counterparts.  This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Waiver by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their duly authorized officers as of the date first above written.

MEDQUEST, INC.

By:	/s/ JOHN HAGGERTY
Name: John Haggerty
Title: Interim Chief Financial Officer

MQ ASSOCIATES, INC.

By:	/s/ JOHN HAGGERTY
Name: John Haggerty
Title: Interim Chief Financial Officer

(signatures continued on following pages)

Signature Page to
Third Limited Waiver

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ C. MARK HEDRICK
Name: C. Mark Hedrick
Title: Director

Signature Page to
Third Limited Waiver

CHASE LINCOLN FIRST COMMERCIAL
CORPORATION, as a Lender

By:	/s/ DAWN LEE LUM
Name: Dawn Lee Lum
Title: Director

Signature Page to
Third Limited Waiver

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ BRENT A. SHEPHERD
Name: Brent A. Shepherd
Title: Duly Authorized Signatory

Signature Page to
Third Limited Waiver

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ RICHARD L. TAVROW
Name: Richard L. Tavrow
Title: Director Banking Products Services, US

By:	/s/ MARIE A. HADDAD
Name: Marie A. Haddad
Title: Associate Director Banking Products Services, US

Signature Page to
Third Limited Waiver

FOOTHILL INCOME TRUST L.P.,
as a Lender

By: FIT GP, LLC, its General Partner

By:	/s/ MIKE BOHANNON
Name: Mike Bohannon
Title: Managing Member

Signature Page to
Third Limited Waiver

ACKNOWLEDGMENT AND CONSENT

Pursuant to Section 5 of the Limited Waiver and Third Amendment to Amended and Restated Credit Agreement, dated as of May 13, 2005 among MQ Associates, Inc., a Delaware corporation (“Holdings”), MedQuest, Inc., a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association (“Wachovia”), as administrative agent for the Lenders (the “Waiver”), to which this acknowledgment is attached, each of the undersigned hereby acknowledges receipt of a copy of and consents to the execution and delivery by Holdings and the Borrower of the Waiver.  Each of the undersigned further confirms and agrees that, after giving effect to the Waiver, each Loan Document to which it is a party shall continue in full force and effect in accordance with its terms. Capitalized terms used herein without definition shall have the meanings given to them in the Amended and Restated Credit Agreement dated September 3, 2003 among Holdings, the Borrower, the Lenders, JPMorgan Chase Bank, as Syndication Agent, Wachovia and General Electric Capital Corporation, as Co-Documentation Agents, and Wachovia, as Administrative Agent.

[Remainder of this page intentionally left blank.]

Acknowledgement to
Third Limited Waiver

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Consent to be executed by their duly authorized officers as of the date first above written.

ANDERSON DIAGNOSTIC IMAGING, INC.		MOBILE OPEN MRI, INC.
ASHEVILLE OPEN MRI, INC.		MRI & IMAGING OF WISCONSIN, INC.
BIOIMAGING AT CHARLOTTE, INC.		NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.
BIOIMAGING OF COOL SPRINGS, INC.		OCCUPATIONAL SOLUTIONS, INC.
BIOIMAGING AT HARDING, INC.		OPEN MRI OF GEORGIA, INC.
CABARRUS DIAGNOSTIC IMAGING, INC.		OPEN MRI & IMAGING OF GEORGIA, INC.
CAPE FEAR DIAGNOSTIC IMAGING, INC.		OPEN MRI & IMAGING OF RICHMOND, INC.
CAROLINA IMAGING, INC. OF FAYETTEVILLE		PALMETTO IMAGING, INC.
CAROLINAS DIAGNOSTIC IMAGING, INC.		PHOENIX DIAGNOSTIC IMAGING, INC.
CHAPEL HILL DIAGNOSTIC IMAGING, INC.		PIEDMONT IMAGING, INC. (FORSYTH)
CHATTANOOGA DIAGNOSTIC IMAGING, INC.		PIEDMONT IMAGING, INC. (SPARTANBURG)
DOTHAN DIAGNOSTIC IMAGING, INC.		SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.
FLORIDA DIAGNOSTIC IMAGING CENTER, INC.		SUN VIEW HOLDINGS, INC.
GROVE DIAGNOSTIC IMAGING CENTER, INC.		TEXAS IMAGING SERVICES OF EL PASO, INC.
ILLINOIS DIAGNOSTIC IMAGING, INC.		TRIAD IMAGING, INC.
IMAGING SERVICES OF ALABAMA, INC.		TYSON’S CORNER DIAGNOSTIC IMAGING, INC.
KANSAS DIAGNOSTIC IMAGING, INC.		VIENNA DIAGNOSTIC IMAGING, INC.
LEXINGTON OPEN MRI, INC.		VIRGINIA DIAGNOSTIC IMAGING, INC.
MECKLENBURG DIAGNOSTIC IMAGING, INC.		WILLIAM S. WITT, INC.
MEDQUEST ASSOCIATES, INC.		WISCONSIN DIAGNOSTIC IMAGING, INC.
MISSOURI IMAGING, INC.
On behalf of each of the entities listed above:		On behalf of each of the entities listed above:

By:	/s/ JOHN HAGGERTY	By:	/s/ JOHN HAGGERTY
Name: John Haggerty		Name: John Haggerty
Title: Interim Chief Financial Officer		Title: Interim Chief Financial Officer

Acknowledgement to
Third Limited Waiver

ATHENS MRI, LLC		MEDICAL SCHEDULING OF MISSOURI, LLC
BIRMINGHAM DIAGNOSTIC IMAGING, LLC		MIDTOWN DIAGNOSTIC IMAGING, LLC
BRIDGETON MRI AND IMAGING CENTER, LLC		MONTGOMERY OPEN MRI, LLC
BRUNSWICK DIAGNOSTIC IMAGING, LLC		OPEN MRI & IMAGING OF CONYERS, LLC
BUCKHEAD DIAGNOSTIC IMAGING, LLC		OPEN MRI & IMAGING OF ALBANY, LLC
CAPE FEAR MOBILE IMAGING, LLC		OPEN MRI & IMAGING OF ATHENS, LLC
CAPE IMAGING, L.L.C.		OPEN MRI & IMAGING OF DOUGLASVILLE, LLC
CAROLINA MEDICAL IMAGING, LLC		OPEN MRI OF ATLANTA, LLC
CLAYTON OPEN MRI, LLC		OPEN MRI OF CENTRAL GEORGIA, LLC
COASTAL IMAGING, LLC		OPEN MRI & IMAGING OF DEKALB, LLC
CUMMING DIAGNOSTIC IMAGING, LLC		OPEN MRI & IMAGING OF NORTH FULTON, LLC
DIAGNOSTIC IMAGING OF ATLANTA, LLC		OPEN MRI & IMAGING OF MACON, LLC
DIAGNOSTIC IMAGING OF GEORGIA, LLC		OPEN MRI & IMAGING OF N.E. GEORGIA, LLC
DIAGNOSTIC IMAGING OF HIRAM, LLC		OPEN MRI AND IMAGING OF SNELLVILLE, LLC
DIAGNOSTIC IMAGING OF MARIETTA, LLC		OPEN MRI OF SIMPSONVILLE, LLC
DULUTH DIAGNOSTIC IMAGING, LLC		OPEN MRI & IMAGING OF RICHMOND, LLC
DULUTH CT CENTER, LLC		RICHMOND WEST END DIAGNOSTIC IMAGING, LLC
DURHAM DIAGNOSTIC IMAGING, LLC		SIMPSONVILLE OPEN MRI, LLC
EAST COOPER DIAGNOSTIC IMAGING, LLC		ST. PETERS MRI & IMAGING CENTER, LLC
FARMFIELD DIAGNOSTIC IMAGING, LLC		TOWN & COUNTRY OPEN MRI, LLC
FORT MILL DIAGNOSTIC IMAGING, LLC		TRICOM DIAGNOSTIC IMAGING, LLC
HAPEVILLE DIAGNOSTIC IMAGING, LLC		WEST ASHLEY DIAGNOSTIC IMAGING, LLC
IMAGING CENTER OF CENTRAL GEORGIA, LLC		WEST PACES DIAGNOSTIC IMAGING, LLC
JACKSONVILLE DIAGNOSTIC IMAGING, LLC		WOODSTOCK DIAGNOSTIC IMAGING, LLC
KIRKWOOD MRI AND IMAGING CENTER, LLC
On behalf of each of the entities listed above:		On behalf of each of the entities listed above:

By:	/s/ JOHN HAGGERTY	By:	/s/ JOHN HAGGERTY
Name: John Haggerty		Name: John Haggerty
Title: Interim Chief Financial Officer		Title: Interim Chief Financial Officer

Acknowledgement to
Third Limited Waiver

OPEN MRI OF MYRTLE BEACH, LLC
OPEN MRI & IMAGING OF FLORENCE, LLC

By: Palmetto Imaging, Inc., as sole member of each of the entities listed above

By:	/s/ JOHN HAGGERTY
Name: John Haggerty
Title: Interim Chief Financial Officer

Acknowledgement to
Third Limited Waiver

SCHEDULE 4(e) TO

SECOND LIMITED WAIVER AND SECOND AMENDMENT

Acquisition of East Cobb Open MRI, which is located at 1199 Johnson Ferry Road, Suite 200 in Marietta, Georgia, for an aggregate amount not to exceed $850,000.